                                                                    Exhibit 3.12


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                           AMENDED AND RESTATED BYLAWS

                                       OF

                             THE LEHIGH PRESS, INC.
                         (ADOPTED ON FEBRUARY 19, 1998)




                           INCORPORATED UNDER THE LAWS

                                     OF THE

                          COMMONWEALTH OF PENNSYLVANIA

                                       ON

                                 JANUARY 7, 1937



                                   LAW OFFICES

                                       OF

                      SCHNADER, HARRISON, SEGAL & LEWIS LLP
                         1600 MARKET STREET, SUITE 3600
                        PHILADELPHIA, PENNSYLVANIA 19103



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                                TABLE OF CONTENTS

ARTICLE I             OFFICES...........................................................................1

         Section 1.01.         Registered Office........................................................1
         Section 1.02.         Other Offices............................................................1


ARTICLE II            SEAL..............................................................................1

         Section 2.01.         Corporate Seal...........................................................1


ARTICLE III           SHAREHOLDERS' MEETINGS............................................................1

         Section 3.01.         Place of Meetings........................................................1
         Section 3.02.         Annual Meeting...........................................................1
         Section 3.03.         Special Meetings.........................................................1
         Section 3.04.         Notice of Meetings.......................................................2
         Section 3.05.         Exception to Notice......................................................2
         Section 3.06.         Waiver of Notice.........................................................2
         Section 3.07.         Quorum...................................................................3
         Section 3.08.         Shareholders Entitled to Vote............................................3
         Section 3.09.         Shareholders May Vote in Person or by Proxy..............................3
         Section 3.10.         Elections of Directors...................................................4
         Section 3.11.         Voting...................................................................4
         Section 3.12.         Voting Expenses..........................................................4
         Section 3.13.         Voting Lists.............................................................4
         Section 3.14.         Judges of Election.......................................................4
         Section 3.15.         Adjournments; Notice of Adjournments.....................................5
         Section 3.16.         Informal Action by Shareholders..........................................5


ARTICLE IV            DIRECTORS.........................................................................5

         Section 4.01.         Number and Term of Office................................................5
         Section 4.02.         Vacancies................................................................6
         Section 4.03.         Resignation..............................................................6
         Section 4.04.         Place of Meetings........................................................6
         Section 4.05.         First Meeting............................................................6
         Section 4.06.         Regular Meetings.........................................................6
         Section 4.07.         Special Meetings.........................................................6
         Section 4.08.         Notice of Meetings.......................................................7
         Section 4.09.         Exception to Notice......................................................7
         Section 4.10.         Waiver of Notice.........................................................7
         Section 4.11.         Quorum...................................................................8
         Section 4.12.         Voting Rights of Directors...............................................8
         Section 4.13.         Adjournment..............................................................8
         Section 4.14.         Informal Action..........................................................8


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         Section 4.15.         General Powers...........................................................8
         Section 4.16.         Executive Committee and Other Committees.................................8
         Section 4.17.         Compensation of Directors................................................9
         Section 4.18.         Removal of Directors.....................................................9
         Section 4.19.         Liability of Directors...................................................9


ARTICLE V             OFFICERS, AGENTS AND EMPLOYEES...................................................10

         Section 5.01.         Officers................................................................10
         Section 5.02.         Agents or Employees.....................................................10
         Section 5.03.         Salaries................................................................10
         Section 5.04.         Removal of Officers, Agents or Employees................................10
         Section 5.05.         Chairman of the Board and President; Powers and Duties..................11
         Section 5.06.         Vice President; Powers and Duties.......................................11
         Section 5.07.         Secretary; Powers and Duties............................................11
         Section 5.08.         Treasurer; Powers and Duties............................................11
         Section 5.09.         Delegation of Officer's Duties..........................................12


ARTICLE VI            SHARES OF CAPITAL STOCK..........................................................12

         Section 6.01.         Certificates of Shares..................................................12
         Section 6.02.         Registered Shareholders.................................................12
         Section 6.03.         Transfer of Shares......................................................12
         Section 6.04.         Restrictions on Transfer................................................13
         Section 6.05.         Replacement of Certificates.............................................13


ARTICLE VII           RECORD DATE......................................................................13

         Section 7.01.         Directors May Fix Record Date...........................................13
         Section 7.02.         Determination When No Record Date Fixed.................................13
         Section 7.03.         Certification By Nominee................................................13


ARTICLE VIII          DISTRIBUTIONS AND WORKING CAPITAL................................................14

         Section 8.01.         Distributions...........................................................14
         Section 8.02.         Reserve Fund............................................................14


ARTICLE IX            MISCELLANEOUS PROVISIONS.........................................................14

         Section 9.01.         Corporate Records.......................................................14
         Section 9.02.         Execution of Written Instruments........................................14
         Section 9.03.         Financial Report........................................................15
         Section 9.04.         Indemnification of Directors and Officers...............................15
         Section 9.05.         Telecommunications......................................................16
         Section 9.06.         Masculine to Include Feminine and Neuter................................17


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ARTICLE X             AMENDMENT OF BYLAWS..............................................................17

         Section 10.01.        Amendments..............................................................17














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                           AMENDED AND RESTATED BYLAWS

                                       of

                             THE LEHIGH PRESS, INC.
                          (a Pennsylvania corporation)

                                   ARTICLE I
                                    OFFICES

       Section 1.01. REGISTERED OFFICE. The registered office of the corporation in Pennsylvania shall be at the place designated in the Articles of Incorporation, subject to change upon notice to the Department of State as may be permitted by law.

       Section 1.02. OTHER OFFICES. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or as the business of the corporation may require.

                                   ARTICLE II
                                      SEAL

       Section 2.01. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE III
                             SHAREHOLDERS' MEETINGS

       Section 3.01. PLACE OF MEETINGS. All meetings of the shareholders shall be held at the registered office of the corporation or at such other place, within or without the Commonwealth of Pennsylvania, as the Board of Directors or shareholders may from time to time determine.

       Section 3.02. ANNUAL MEETING. An annual meeting of the shareholders shall be held in each calendar year at such time and on such date as shall be designated by resolution of the Board of Directors, not later than five (5) months after the end of the corporation's fiscal year, for the election of directors and the transaction of such other business as may properly be brought before the meeting. If a meeting for the election of directors shall not be called or held within six (6) months after the designated time, any shareholder may call such meeting at any time thereafter.

       Section 3.03. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the President, or a majority of the Board of Directors, or the holder or holders of not less than one-fifth (or such smaller fraction as may be provided


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by law in particular cases) of all the shares of the corporation outstanding and entitled to vote at the particular meeting. If called by shareholders, such request shall be in writing delivered to the Secretary of the corporation and shall state the general nature of the proposed business to be transacted at the meeting. It shall be the duty of the Secretary of the corporation to call such meeting to be held not more than sixty (60) days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

       Section 3.04. NOTICE OF MEETINGS. Written notice of every meeting of the shareholders shall be given by or at the direction of the Secretary or other authorized person to each shareholder of record entitled to vote at the meeting, at least five (5) days prior to the date named for the meeting, unless a greater period of notice is required by law in a particular case. Such notice need not be given to shareholders not entitled to vote at the meeting unless such shareholders are entitled by law to such notice in a particular case. Notice shall be deemed to have been properly given to a shareholder when delivered to such shareholder personally, or when sent by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the corporation. A certificate or affidavit by the Secretary or an Assistant Secretary or a transfer agent shall be prima fade evidence of the giving of any notice required by these Bylaws. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to such person or, in the case of telex, telecopier or TWX, when dispatched. Such notice shall specify the place, day and hour of the meeting, and, in the case of a special meeting, shall state the general nature of the business to be transacted if and to the extent required by law.

       Section 3.05. EXCEPTION TO NOTICE. Whenever any notice or communication is required to be given to a shareholder and communication with that shareholder is then unlawful, the giving of the notice or communication to that shareholder shall not be required and there shall be no duty to apply for a license or other permission to do so. If the action taken is such as to require the filing of any document with respect thereto, it shall be sufficient, if such is the fact and if notice or communication is required, to state therein that notice or communication was given to all shareholders entitled to receive notice or communication except persons with whom communication was unlawful. This exception shall also be applicable to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, this exception shall cease to be applicable to the shareholder.

       Section 3.06. WAIVER OF NOTICE. Whenever any written notice is required to be given to a shareholder under the provisions of applicable law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or


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persons entitled to notice either before or after the time stated therein, and whether before or after the meeting, shall be deemed equivalent to the giving of due notice. Except as otherwise required by law, neither the business to be transacted at the meeting, nor the purpose of the meeting, need be specified in the waiver of notice of such meeting. Attendance of any person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting except where a person entitled to notice attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

       Section 3.07. QUORUM. The presence, in person (including participation by telephone or similar communication as provided in Section 9-05 hereof) or by proxy, of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall be requisite and shall constitute a quorum for the purpose of considering such matter at any meeting of the shareholders for the election of directors or for the transaction of other business except as otherwise required by statute or in these Bylaws. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat present in person or by proxy shall have the power to adjourn the meeting to such time and place as they may determine, except that those shareholders entitled to vote who attend a meeting for the election of directors that has previously been adjourned for lack of a quorum, although less than a quorum as fixed by law or in these Bylaws, shall nevertheless constitute a quorum for the purpose of electing directors.

       Section 3.08. SHAREHOLDERS ENTITLED TO VOTE. Unless otherwise provided in or pursuant to the Articles of Incorporation, every shareholder shall be entitled to one vote for every share standing in his name on the books of the corporation. In the event the Board of Directors shall fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of or to vote at any such meeting, such time, except in the case of an adjourned meeting, shall not be more than ninety
(90) days prior to the date of the meeting of shareholders. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting not withstanding any transfer of shares on the books of the corporation after such record date. If a record date shall not be fixed by the Board of Directors for a particular shareholders' meeting, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

       Section 3.09. SHAREHOLDERS MAY VOTE IN PERSON OR BY PROXY. Every shareholder entitled to vote may vote either in person or by proxy. Every proxy shall be executed in writing by a shareholder, or by his duly authorized attorney-in-fact and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be


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revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. No unrevoked proxy shall be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation. Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

       Section 3.10. ELECTIONS OF DIRECTORS. Elections for directors need not be by ballot except upon demand made by a shareholder at the election and before the voting begins. In all elections of directors every shareholder entitled to vote shall have the right in person or by proxy to one vote for each share of stock standing in his name on the record date.

       Section 3.11. VOTING. Except as otherwise required by law or these Bylaws, whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon at a duly organized meeting of shareholders.

       Section 3.12. VOTING EXPENSES. The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the Board of Directors or its nominees for election to the Board, including solicitation by professional proxy solicitors and otherwise, and may pay the reasonable expenses of a solicitation by or on behalf of other persons.

       Section 3.13. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting, except that if the corporation has five thousand or more shareholders, in lieu of the making of such list the corporation may make the information therein available by any other means.

       Section 3.14. JUDGES OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint Judges of Election, who may but need not be shareholders, to act at such meeting or any adjournment thereof. If Judges of Election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of Judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a Judge. In case any person appointed as Judge fails to


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appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person acting as Chairman. The Judges of Election shall do all such acts as may be proper to ascertain the existence of a quorum and the number of votes cast, and to conduct the election or vote with fairness to all shareholders. They shall, if requested by the Chairman of the meeting or any shareholder or his proxy, make a written report of any matter determined by them and execute a certificate of any fact found by them. If there be three Judges of Election the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

       Section 3.15. ADJOURNMENTS; NOTICE OF ADJOURNMENTS. Adjournments of any regular or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each as the shareholders present and entitled to vote shall direct, until the directors have been elected. Upon adjournment of an annual or special meeting of shareholders it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken, unless the Board fixes a new record date for the adjourned meeting. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called.

       Section 3.16. INFORMAL ACTION BY SHAREHOLDERS.

       (a) UNANIMOUS WRITTEN CONSENT. Except as may be otherwise required by statute or in the Articles of Incorporation, notwithstanding anything to the contrary contained in these Bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if prior or subsequent to the action a consent thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary of the corporation.

       (b) PARTIAL WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting.

                                   ARTICLE IV
                                    DIRECTORS

       Section 4.01. NUMBER AND TERM OF OFFICE. The business and affairs of the corporation shall be managed under the direction of a board consisting of one or more members who shall be natural persons of full age. The number of directors shall be such number as shall have been last specified by resolution (if any) of the Board of Directors or shareholders. The number of directors may at any time be increased or decreased (subject to the minimum of one director as stated above) by a resolution duly


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adopted by the Board of Directors or shareholders, provided, however, that no decrease will have the effect of shortening the term of any incumbent director. Directors need not be residents of Pennsylvania or shareholders in the corporation. At each annual meeting the directors shall be elected by the shareholders to serve for the term of one (1) year and until their respective successors shall have been elected and qualified, or until such director's earlier death, resignation or removal.

       Section 4.02. VACANCIES. Vacancies in the Board of Directors, whether or not caused by an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term.

       Section 4.03. RESIGNATION. Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

       Section 4.04. PLACE OF MEETINGS. The meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as a majority of the directors may from time to time by resolution appoint, or as may be designated in the notice or waiver of notice of a particular meeting; in the absence of specification, such meetings shall be held at the registered office of the corporation.

       Section 4.05. FIRST MEETING. The first meeting of each newly elected Board of Directors shall be held immediately after the annual meeting of the shareholders at the place where the shareholders' meeting was held, for the purpose of organization, the election of officers and the transaction of other business; or such meeting may convene at such other time and place as may be fixed by resolution of the shareholders adopted at the meeting at which the directors were elected, or by the call of any director or incorporator, who shall give at least five (5) days' written notice thereof to each other director or incorporator, which notice shall set forth the time and place of the meeting. Any incorporator may act in person, by written consent or by proxy signed by him or his attorney-in-fact. If a designated director or an incorporator dies or is for any reason unable to act at the meeting, the other or others may act. If there is no other designated director or incorporator able to act, any person for whom an incorporator was acting as agent may act or appoint another to act in his stead.

       Section 4.06. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such times as the Board may by resolution determine. If any day fixed for a regular meeting shall be a legal holiday, then the meeting shall be held at the same hour and place on the next succeeding secular day.

       Section 4.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President, and


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shall be called upon the written request of any director delivered to the
Secretary. Any such request by a director shall state the time and place of the proposed meeting, and upon receipt of such request it shall be the duty of the Secretary to issue the call for such meeting promptly. If the Secretary shall neglect to issue such call, the director making the request may issue the call.

       Section 4.08. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice. If such meeting is to be held at other than the usual time or place, written notice of such meeting shall be given in the manner described herein. Notice of all special meetings shall be given at least five (5) days before the time named for such meeting. Notice of all regular meetings shall be given by mailing the same, or by telegraphing or telephoning the same, or by giving personal notice thereof at least forty-eight
(48) hours before the time named for such meeting. Any written notice herein required may be given to a director either personally, or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to his address (or to his telex, TWX or facsimile number) appearing on the books of the corporation or, supplied by such director to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to such person or, in the case of telex, TWX or facsimile transmission, when dispatched. Such notice shall specify the place, day and hour of the meeting and any other information required by law.

       Section 4.09. EXCEPTION TO NOTICE. Whenever any notice or communication is required to be given to a director under the provisions of applicable law or by the Articles of Incorporation or these Bylaws, or by the terms of any agreement or other instrument, or as a condition precedent to taking any corporate action, and communication with that director is then unlawful, the giving of the notice or communication to that director shall not be required and there shall be no duty to apply for a license or other permission to do so. Any action or meeting that is taken or held without notice or communication to that director shall have the same validity as if the notice or communication had been duly given. If the action taken is such as to require the filing of any document with respect thereto under any provision of law or any agreement or other instrument, it shall be sufficient, if such is the fact and if notice or communication is required, to state therein that notice or communication was given to all directors entitled to receive notice or communication except directors with whom communication was unlawful.

       Section 4.10. WAIVER OF NOTICE. Whenever any written notice is required by law or the Articles of Incorporation or these Bylaws to be given to a director, a waiver thereof in writing, signed by the director entitled to notice either before or after the time stated therein, and whether before or after the meeting, shall be deemed equivalent to the giving of due notice. Attendance of any director at any meeting shall constitute a waiver of notice of such meeting except where such director attends the


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meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

       Section 4.11. QUORUM. At all meetings of the Board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present (including participants by telephone or similar communication as provided in Section 9-05 hereof) at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may otherwise be specifically provided by statute, or by the Articles of Incorporation, or by these Bylaws.

       Section 4.12. VOTING RIGHTS OF DIRECTORS. Every director shall be entitled to one vote. Any requirement of law or of these Bylaws for the presence of or vote or other action by a specified percentage of directors shall be satisfied by the presence of or vote or other action by directors entitled to cast the specified percentage of the votes that all voting directors in office are entitled to cast.

       Section 4.13. ADJOURNMENT. Adjournment or adjournments of any regular or special meetings may be taken, and it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting originally called.

       Section 4.14. INFORMAL ACTION. Notwithstanding anything to the contrary contained in these Bylaws, any action required or permitted to be taken at a meeting of the directors or the members of the executive or other committee may be taken without a meeting, if, prior or subsequent to the action, a consent or consents thereto by all of the directors or the members of the executive or other committee, as the case may be, is filed with the Secretary of the corporation.

       Section 4.15. GENERAL POWERS. All such powers of the corporation and all such lawful acts and things as are not by statute, or by the Articles of Incorporation or by these Bylaws, directed or required to be exercised or done by the shareholders, shall be exercised by or under the authority of the Board of Directors.

       Section 4.16. EXECUTIVE COMMITTEE AND OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in such resolution, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority prohibited by law. Vacancies in the membership of the committees shall be filled by the Board of Directors at a regular or special meeting of the Board. The executive or other committee shall keep regular minutes of its proceedings and report the same to the Board at each regular meeting of the Board. Each committee of the Board shall serve at the pleasure of the Board.


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       Section 4.17. COMPENSATION OF DIRECTORS. Directors may receive such reasonable compensation for their services as shall be provided by a resolution adopted by a majority of the whole Board.

       Section 4.18. REMOVAL OF DIRECTORS.

       (a) REMOVAL BY THE BOARD. The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year, or for any other proper cause, or if, within sixty (60) days after notice of his election, such director does not accept the office either in writing or by attending a meeting of the Board.

       (b) REMOVAL BY THE SHAREHOLDERS. In the case of a classified Board, the entire Board of Directors, or any class of the Board, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon only for cause. The entire Board may be removed at any time, with or without cause, by the unanimous vote or consent of the shareholders entitled to vote thereon. Any individual director or the entire Board, where the Board is not classified, may be removed from office without assigning any cause by vote of the shareholders entitled to vote thereon. In case the Board or any one or more directors be so removed, new directors may be elected at the same meeting. If shareholders are entitled to vote cumulatively to elect directors, then, unless the entire Board be removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for the removal of such director, which if cumulatively voted at an annual election would be sufficient to elect one or more directors.

       (c) REMOVAL BY THE COURT. Upon application of any shareholder or director, the court may remove from office any director in case of fraudulent or dishonest acts, or gross abuse of authority or discretion with reference to the corporation, or for any other proper cause, and may bar from office any director so removed for a period prescribed by the court. The corporation shall be made a party to the action and as a prerequisite to the maintenance of such an action a shareholder must comply with requirements of Pennsylvania law relating to derivative actions.

       (d) EFFECT OF REINSTATEMENT. An act of the Board done during the period when a director has been suspended or removed for cause shall not be impugned or invalidated if the suspension or removal is thereafter rescinded by the shareholders or by the Board or by the final judgment of a court.

       Section 4.19. LIABILITY OF DIRECTORS. To the fullest extent permitted by Pennsylvania law, now in effect and as amended from time to time, a director of the corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action.


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                                    ARTICLE V
                         OFFICERS, AGENTS AND EMPLOYEES

       Section 5.01. OFFICERS. The officers of the corporation shall be elected annually by the Board of Directors and shall be a President, a Secretary and a Treasurer, or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed. A Chairman of the Board, one or more Vice Presidents, and such other officers and assistant officers also may be elected or appointed at such time, in such manner and for such terms as may be determined by or pursuant to resolutions of the Board of Directors. The President and Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person shall be of full age. Any number of offices may be held by the same person. In addition to the powers and duties prescribed by these Bylaws, the officers and assistant officers shall have such authority and shall perform such duties in the management of the corporation as may be determined by or pursuant to resolutions of the Board of Directors. The officers and assistant officers of the corporation shall hold office for a term of one year, or as specified in the resolution electing or appointing such officer and until such officer's successor has been selected and qualified or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation. The Board of Directors may add to the title of any officer or assistant officer a word or words descriptive of his powers or the general character of his duties. If the office of any officer or assistant officer becomes vacant for any reason, the vacancy shall be filled, in the case of the Chairman of the Board, if any, President, Secretary or Treasurer, by the Board of Directors, or in the case of any other officer or assistant officer, in such manner as may be determined by or pursuant to resolutions of the Board of Directors.

       Section 5.02. AGENTS OR EMPLOYEES. The Board of Directors may by resolution designate the officer or officers who shall have authority to appoint such agents or employees as the needs of the corporation may require. In the absence of such designation this function may be performed by the President and may be delegated by him to others in whole or in part.

       Section 5.03. SALARIES. The salaries of all officers of the corporation shall be fixed by the Board of Directors or by authority conferred by resolution of the Board. The Board also may fix the salaries or other compensation of assistant officers, agents and employees of the corporation, but in the absence of such action this function shall be performed by the President or by others under his supervision.

       Section 5.04. REMOVAL OF OFFICERS, AGENTS OR EMPLOYEES. Any officer, assistant officer, agent or employee of the corporation may be removed or his authority revoked by resolution of the Board of Directors, or in such manner as may be determined by or pursuant to resolutions of the Board of Directors, with or without cause, but such removal or revocation shall be without prejudice to the contracts rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of


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itself create contract rights. Any employee, other than an officer or agent of the corporation, may be removed by the President or, subject to his supervision, by the person having authority with respect to the appointment of such employee, whenever in such person's judgment the best interests of the corporation will be served thereby.

       Section 5.05. CHAIRMAN OF THE BOARD AND PRESIDENT; POWERS AND DUTIES.

       (a) The Chairman of the Board (if any) shall preside at all meetings of the shareholders and of the Board of Directors. He shall be the senior officer of the corporation and shall have such powers and duties as the Board may prescribe.

       (b) The President shall be the chief executive officer of the corporation. He shall have general charge and supervision of the business of the corporation and shall exercise or perform all the powers and duties usually incident to the office of President. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors. He shall from time to time make such reports of the affairs of the corporation as the Board may require and shall annually present to the annual meeting of the shareholders a report of the business of the corporation for the preceding fiscal year.

       (c) The Chairman of the Board and President shall be, ex officio, members of the executive committee (if any) and of every other committee appointed by the Board.

       Section 5.06. VICE PRESIDENT; POWERS AND DUTIES. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President; and if there be more than one Vice President, their seniority in performing such duties and exercising such powers shall be determined by the Board of Directors or, in default of such determination, by the order in which they were first elected. Each Vice President also shall have such powers and perform such duties as may be assigned to him by the Board.

       Section 5.07. SECRETARY; POWERS AND DUTIES. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes and minutes thereof in books to be kept for that purpose; and shall perform like duties for the executive committee (if any) and of other committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board or by the President. The Secretary shall keep in his custody the corporate seal of the corporation, and may affix the same to any instrument requiring it and attest the same.

       Section 5.08. TREASURER; POWERS AND DUTIES. The Treasurer shall cause full and accurate accounts of receipts and disbursements to be kept in books belonging to the corporation. He shall see to the deposit of all moneys and other valuable


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effects in the name and to the credit of the corporation in such depository or depositories as may be designated by the Board of Directors, subject to disbursement or disposition upon orders signed in such manner as the Board of Directors shall prescribe. He shall render to the President and to the directors, at the regular meetings of the Board or whenever the President or the Board may require it, an account of all his transactions as Treasurer and of the results of operations and financial condition of the corporation. If required by the Board, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as may be satisfactory to the Board for the faithful discharge of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, records, money and other property of whatever kind in his possession or under his control belonging to the corporation.

       Section 5.09. DELEGATION OF OFFICER'S DUTIES. Any officer may delegate duties to his duly elected or appointed assistant, if any; and in case of the absence of any officer or assistant officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate or authorize the delegation of his powers or duties, for the time being, to any person.

                                   ARTICLE VI
                             SHARES OF CAPITAL STOCK

       Section 6.01. CERTIFICATES OF SHARES. Subject to requirements prescribed by law, the shares of the corporation shall be represented by share certificates in such form as shall be approved by the Board of Directors. Every shareholder shall be entitled to a share certificate representing the shares owned by him. All certificates representing shares shall be registered in the share register as they are issued, and those of the same class or series shall be consecutively numbered. Every share certificate shall be executed by facsimile or otherwise, by a corporate officer or assistant officer on behalf of the corporation. In case any officer, assistant officer, transfer agent or registrar whose signature appears on any share certificate shall have ceased to be such because of death, resignation or otherwise, before the certificate is issued, it may be issued by the corporation with the same effect as if he had not ceased to be such at the date of its issue.

       Section 6.02. REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the registered holder of any share or shares as the holder thereof in fact and law and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by statute.

       Section 6.03. TRANSFER OF SHARES. Shares of the corporation shall be transferred only on its books upon proper evidence of succession, assignment or authority to transfer such shares. Subject to Section 6-04 hereof, upon transfer the surrendered certificate or certificates shall be canceled, a new certificate or certificates shall be issued to the person entitled thereto, and the transaction shall be recorded upon the books of the corporation.


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

       Section 6.04. RESTRICTIONS ON TRANSFER. Transfers of shares may be restricted in any lawful manner by law, or by contract if a copy of the contract is filed with the corporation, provided that notice of the restrictions shall be typed or printed conspicuously on the share certificate.

       Section 6.05. REPLACEMENT OF CERTIFICATES. The Board of Directors may direct a new share certificate to be issued in place of any share certificate theretofore issued by the corporation and claimed to have been lost, destroyed or mutilated, upon the claimant's furnishing an affidavit of the facts and, if required by the Board of Directors, a bond of indemnity in such amount or in open penalty and in such form, with such surety thereon, as the Board may approve for the protection of the corporation and its officers and agents.

                                  ARTICLE VII
                                  RECORD DATE

       Section 7.01. DIRECTORS MAY FIX RECORD DATE. The Board of Directors may fix a time prior to the date of any meeting of the shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety (90) days prior to the date of the meeting of shareholders. Only the shareholders who are shareholders of record and entitled to vote on the date so fixed shall be entitled to notice of and to vote at such meeting notwithstanding any transfer of shares on the books of the corporation after the record date so fixed. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

       Section 7.02. DETERMINATION WHEN NO RECORD DATE FIXED. If a record date is not fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. The record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the day on which the first written consent or dissent is filed with the Secretary of the corporation. The record date for determining shareholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

       Section 7.03. CERTIFICATION BY NOMINEE. The Board of Directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board may set forth: (i) the classification of shareholder who may certify; (ii) the purpose or


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purposes for which the certification may be made; (iii) the form of certification and information to be contained therein; (iv) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the corporation; and (v) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

                                  ARTICLE VIII
                        DISTRIBUTIONS AND WORKING CAPITAL

       Section 8.01. DISTRIBUTIONS. Subject to the limitations prescribed by law and the provisions of the Articles of Incorporation relating thereto, if any, the Board of Directors, at any regular or special meeting, may authorize and the corporation may make distributions out of assets legally available for such distributions to such extent as the Board may deem advisable. Distributions may be paid in cash, in property, or in shares of the corporation.

       Section 8.02. RESERVE FUND. Before the making of any distributions there may be set aside out of surplus or out of the net profits of the corporation such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for such other purpose as the Board shall think conducive to the interests of the corporation, and the Board may vary or abolish any such reserve fund in its absolute discretion.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

       Section 9.01. CORPORATE RECORDS. The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names of the shareholders and showing their respective addresses and the number and classes of shares held by each. The share register shall be kept at either the registered office of the corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

       Section 9.02. EXECUTION OF WRITTEN INSTRUMENTS. Any form of execution provided in the Articles of Incorporation or in these Bylaws notwithstanding, any note, mortgage, evidence of indebtedness, contract or other document or any assignment or endorsement thereof, executed and entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the President or a Vice President and attested by the Secretary or the Treasurer or an Assistant Secretary or Assistant Treasurer, shall be held


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to have been properly executed for and in behalf of the corporation. All checks, notes, drafts and orders for the payment of money shall be signed by such one or more officers or agents as the Board of Directors may from time to time designate. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document.

       Section 9.03. FINANCIAL REPORT. Unless otherwise agreed between the corporation and a shareholder, the corporation shall furnish to its shareholders annual financial statements as required by law, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. The financial statements shall be mailed by the corporation to each of its shareholders entitled thereto within 120 days after the close of each fiscal year and, after the mailing and upon written request, shall be mailed by the corporation to any shareholder or beneficial owner entitled thereto to whom a copy of the most recent annual financial statements has not been previously mailed. An agreement restricting the rights of a shareholder to receive such financial statements shall be set forth in a writing that is separate from the Articles of Incorporation, these Bylaws, or a share certificate. The agreement may provide that it is binding on the shareholder and all persons who are shareholders in the corporation solely by reason of acquiring shares directly or indirectly from the shareholder in one or more transactions that, if the corporation were a statutory close corporation, would be excepted by statute.

       Section 9.04. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       (a) THIRD PARTY ACTIONS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

       (b) DERIVATIVE ACTIONS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to


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be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

       (c) PROCEDURE FOR EFFECTING INDEMNIFICATION. Indemnification under
Section 9-04(a) or (b) hereof shall be automatic and shall not require any determination that indemnification is proper, except that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

       (d) ADVANCING EXPENSES. Expenses incurred by a person who may be indemnified under Section 9-04(a) or (b) hereof shall be paid by the corporation in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

       (e) INDEMNIFICATION OF EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES. The corporation may, at the discretion and to the extent determined by the Board of Directors of the corporation, (1) indemnify any person who neither is nor was a director or officer of the corporation but who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and whether brought by or in the right of the corporation), by reason of the fact that the person is or was an employee, agent or other representative of the corporation; against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with such threatened, pending or completed action, suit or proceeding and (ii) pay such expenses in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking of the kind described in
Section 9-04(d) hereof if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

       (f) RIGHTS TO INDEMNIFICATION. Any amendment or modification of these Bylaws that has the effect of limiting a person's rights to indemnification with respect to any act or failure to act occurring prior to the date of adoption of such amendment or modification shall not be effective as to that person unless he consents in writing to be bound by the amendment or modification. The indemnification and advancement of expenses provided by or granted pursuant to these Bylaws shall inure to the benefit of the heirs, executors and administrators of such person.

       Section 9.05. TELECOMMUNICATIONS. One or more directors or shareholders may participate in a meeting of the Board, of a committee of the Board, or of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.


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       Section 9.06. MASCULINE TO INCLUDE FEMININE AND NEUTER. Whenever in these
Bylaws the words "he", "his" or "him" are used, they shall be deemed, where appropriate, to mean the comparable feminine or neuter pronoun.

                                   ARTICLE X
                               AMENDMENT OF BYLAWS

       Section 10.01. AMENDMENTS. Except as otherwise provided by law, these Bylaws may be altered, amended, supplemented or repealed by the affirmative vote of a majority of the whole Board of Directors or of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting of the Board, or of the shareholders, as the case may be, convened after notice which, in the case of a special meeting of shareholders, shall include notice of that purpose; or by unanimous action of all the directors or all of the shareholders entitled to vote thereon without a meeting. Any change in these Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.



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